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                                                                     Exhibit 4.9



             AMENDED AND RESTATED GUARANTY AND SURETYSHIP AGREEMENT

         THIS AMENDED AND RESTATED GUARANTY AND SURETYSHIP AGREEMENT, dated as of December 30, 1997 (the "Guaranty"), is made by EACH OF THE UNDERSIGNED (each a "Guarantor" and collectively the "Guarantors"), to the parties named in
Section 1 hereof. Except as otherwise defined herein, terms used herein defined in the Amended and Restated Revolving Credit and Reimbursement Agreement referred to below shall be used herein as so defined.

                              W I T N E S S E T H:

         WHEREAS, The Wackenhut Corporation, a Florida corporation (the "Borrower"), the financial institutions party thereto (the "Prior Lenders"), and NationsBank, National Association, as Agent (in such capacity and together with any successor agent in such capacity, the "Agent") have heretofore entered into a Revolving Credit and Reimbursement Agreement dated as of January 5, 1995 (as at any time amended, modified or restated, the "Prior Credit Agreement"); and

         WHEREAS, as a condition to entering into the Prior Credit Agreement, certain Subsidiaries of the Borrower (the "Prior Guarantors") have heretofore entered into Guaranty and Suretyship Agreements dated January 5, 1995 (the "Prior Guarantys") pursuant to which the Prior Guarantors guaranteed the full and timely payment of all of the Borrower's obligations (as defined in the Prior Credit Agreement) pursuant to the terms of the Prior Credit Agreement; and

         WHEREAS, the Borrower and the Lenders have agreed to amend and restate the Prior Credit Agreement pursuant to the terms of that certain Amended and Restated Revolving Credit and Reimbursement Agreement dated as of the date hereof between the Borrower, the Agent and the Lenders (as from time to time amended, supplemented or restated, the "Credit Agreement"); and

         WHEREAS, each Guarantor is a Subsidiary of the Borrower and has been or may be provided with advances from the Borrower or other working capital made available directly or indirectly by the Lenders under the Credit Agreement, and has thereby materially benefitted or will materially benefit from the loans made to the Borrower pursuant to the Credit Agreement; and

         WHEREAS, pursuant to the terms of the Credit Agreement each Guarantor is required to deliver this Guaranty;

         NOW, THEREFORE, in consideration of the premises, each Guarantor hereby agrees as follows:

1. GUARANTY AND SURETY. Each Guarantor does hereby jointly, severally, absolutely,





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unconditionally, continually and irrevocably for the benefit of the
Agent and the Lenders (collectively, the "Beneficiaries"), guarantee and become surety for the full and timely payment when due (whether by acceleration or otherwise) (including amounts which, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (or any successor statute), would become due) of:

         A. All Obligations as defined in the Credit Agreement; and

         B. all other indebtedness, obligations and liabilities of the Borrower under written financing arrangements stated by each Guarantor and each of the Beneficiaries to be guaranteed hereby;

in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, extended, renewed, replaced, refinanced or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred (all indebtedness, obligations and liabilities of the Borrower described in this
SECTION 1 are collectively referred to as the "Guarantied Obligations"); PROVIDED, HOWEVER, that the liability of the Guarantor with respect to the Guarantied Obligations shall not exceed at any time the Maximum Amount (as hereinafter defined). The "Maximum Amount" means the greater of (X) the aggregate amount of all advances to or investments in the Guarantor made directly or indirectly with the proceeds of Loans under the Credit Agreement or
(Y) 95% of (a) the fair salable value of the assets of such Guarantor as of the date hereof minus (b) the total liabilities of such Guarantor (including contingent liabilities, but excluding liabilities of such Guarantor under this Guaranty and the other Loan Documents executed by such Guarantor) as of the date hereof; PROVIDED FURTHER, HOWEVER, that if the calculation of the Maximum Amount in the manner provided above as of the date payment is required of such Guarantor pursuant to this Guaranty would result in a greater positive number, then the Maximum Amount shall be deemed to be such greater positive number.

         1. GUARANTY OF PAYMENT. This is a guaranty of payment and not merely of collection. In the event of any default by the original obligor in payment or otherwise on any of the Guarantied Obligations, each Guarantor will pay all or any portion of the Guarantied Obligations due or thereafter becoming due, whether by acceleration or otherwise, without offset of any kind whatsoever, without any Beneficiary first being required to make demand upon the original obligor or pursue any of its rights against the original obligor, or against any other Person, including other guarantors (whether or not party to this Guaranty); and without being required to liquidate or to realize on any collateral security. In any right of action accruing to any Beneficiary, such Beneficiary may elect to proceed against (a) any Guarantor together with the original obligor or obligors; (b) any Guarantor and the original obligor or obligors individually; or (c) any Guarantor only without having first commenced any action against the original obligor or obligors.

         2. RIGHT TO DEAL WITH GUARANTIED OBLIGATIONS. Subject to the terms and conditions of the Credit Agreement, any Beneficiary, without notice to any Guarantor, may deal



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with any Guarantied Obligations and any collateral security therefor in such manner as it may deem advisable and may renew or extend the Guarantied Obligations or any part thereof; accept partial payment, or settle, release, compound, or compromise the same; demand additional collateral security therefor, and substitute or release the same; and may compromise or settle with or release and discharge from liability any other guarantor of any Guarantied Obligation, or any other Person liable to such Beneficiary for all or any portion of the obligations of any original obligor; all without impairing the liability of the Guarantor hereunder.

         3. OTHER WAIVERS. Each Guarantor hereby unconditionally waives with respect to this Guaranty: (a) notice of acceptance of this Guaranty by any Beneficiary and any notice of the incurring by the Borrower of any Guarantied Obligation; (b) presentment for payment, protest, notice of protest and notice of dishonor to any party including the Borrower or any Guarantor; (c) any disability of the original obligor or obligors or defense available to the original obligor or obligors, including absence or cessation of any original obligor's liability for any reason whatsoever; (d) any defense or circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety; and (e) all rights under any state or federal statute dealing with or affecting the rights of creditors.

         4. SUBORDINATION. Until the Guarantied Obligations are paid in full and no Beneficiary is under any further obligation to lend or extend funds or credit which would constitute Guarantied Obligations, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations of the original obligor to such Guarantor to the Guarantied Obligations, and all amounts due under such debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and paid over forthwith to the Beneficiaries on account of the Guarantied Obligations and, pending such payment, shall be held by such Guarantor as agent and bailee of the Beneficiaries separate and apart from all other funds, property and accounts of such Guarantor. Each Guarantor, at the request of any Beneficiary, shall execute such further documents in favor of such Beneficiary to further evidence and support the purpose of this SECTION 4. Each Guarantor hereby irrevocably waives and releases any right or rights of subrogation or contribution existing at law, by contract or otherwise to recover all or any portion of any payment made hereunder from the Borrower or any other guarantor.

         5. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants to the Beneficiaries that: (a) no other agreement, representation or special condition exists between the Guarantor and any Beneficiary regarding the liability of the Guarantor under this Guaranty; nor does any understanding exist between the Guarantor and any Beneficiary that the obligations of the Guarantor under this Guaranty are or will be other than as set out herein; and (b) as of the date hereof, the Guarantor has no defense whatsoever to any action or proceeding that may be brought to enforce this Guaranty. Furthermore, each Guarantor affirms to the Beneficiaries that each of the representations and warranties contained in the Credit Agreement and made by the Borrower with respect to the Guarantor is true and correct.

         6. NO WAIVER BY BENEFICIARIES. No failure or delay on the part of any Beneficiary



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in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. Failure by any Beneficiary to insist upon strict performance hereof shall not constitute a relinquishment of its right to demand strict performance at another time. Receipt by any Beneficiary of any payment by any person on any Guarantied Obligation, with knowledge of a default on any Guarantied Obligation or of a breach of this Guaranty, or both, shall not be construed as a waiver of the default or breach.

         7. CONTINUING GUARANTY; TERMINATION. THIS GUARANTY IS A CONTINUING GUARANTY AND SHALL CONTINUE IN FULL FORCE AND EFFECT UNTIL SUCH TIME AS ALL GUARANTIED OBLIGATIONS SHALL HAVE BEEN INDEFEASIBLY PAID IN FULL (OTHER THAN GUARANTIED OBLIGATIONS IN THE NATURE OF CONTINUING INDEMNITIES OR EXPENSE REIMBURSEMENT OBLIGATIONS NOT YET DUE AND PAYABLE) AND NO BENEFICIARY SHALL BE UNDER ANY FURTHER OBLIGATION TO LEND OR TO ADVANCE FUNDS TO THE ACCOUNT OF THE BORROWER CONSTITUTING GUARANTIED OBLIGATIONS.

         8. BENEFITS OF AGREEMENT. This Guaranty is freely assignable and transferable by the Beneficiaries to any permitted assignee and transferee of any Guarantied Obligation; however, the duties and obligations of the Guarantor may not be delegated or transferred by the Guarantor without the written consent of all Beneficiaries. The rights and privileges of the Beneficiaries shall inure to the benefit of their respective successors and assigns, and the duties and obligations of the Guarantors shall bind their respective successors and assigns.

         9. EXPENSES; INDEMNITY. Each Guarantor will upon demand pay to each Beneficiary the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which it may reasonably incur in connection with enforcement of this Guaranty or the failure by any Guarantor to perform or observe any of the provisions hereof. Each Guarantor agrees to indemnify and hold harmless each Beneficiary from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, growing out of or resulting from this Guaranty or the exercise by any Beneficiary of any right or remedy granted to it hereunder or under the other Loan Documents, other than such items arising out of the bad faith, gross negligence or willful misconduct on the part of such Beneficiary or an officer, co-officer, director, co-director, employee, co-employee, agent or co-agent thereof or breach of this Agreement by such Beneficiary or an officer, co-officer, director, co-director, employee, co-employee, agent or co-agent thereof. If and to the extent that the obligations of any Guarantor under this SECTION 9 are unenforceable for any reason, each Guarantor hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         10. AMENDMENTS, WAIVERS AND CONSENTS. No amendment or waiver of any provision of this Guaranty or consent to any departure by any Guarantor herefrom shall in any



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event be effective unless the same shall be in writing and signed by such
Guarantor and the Agent (which execution by the Agent shall be evidence that the Agent has received the consent thereto of the Lenders required to effect such amendment or waiver), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such amendment, waiver or consent shall (a) deprive any Beneficiary of the benefits generally of this Guaranty without the written consent of such Beneficiary, or (b) alter the provisions of this SECTION 10 without the written consent of all of the Beneficiaries.

         11. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telefacsimile communication) and shall be sent by registered or certified mail, return receipt requested, or first class express mail or overnight courier, or by telefacsimile, in all cases with charges prepaid, and shall be effective when delivered against a receipt therefor or when telefacsimile transmission is confirmed, as the case may be. All notices shall be sent to the applicable party at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

         12. INTERPRETATION; PARTIAL INVALIDITY. Whenever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         13. MISCELLANEOUS; REMEDIES CUMULATIVE. Unless the context of this Guaranty otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." The section headings used herein are for convenience of reference only and shall not define, limit or extend the provisions of this Guaranty. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Beneficiaries provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower and the issuance of Letters of Credit pursuant to the Credit Agreement shall be presumed conclusively to have been made, extended or issued, respectively, in reliance upon the obligations of the Guarantors incurred pursuant to this Guaranty.

         14. GOVERNING LAW. This Guaranty shall in all respects be governed by the internal substantive laws of the State of Florida without regard to its choice of law principles. Each Guarantor hereby (i) submits to the jurisdiction and venue of the state and federal courts of Florida for the purposes of resolving disputes hereunder or under any of the other Loan Documents to which it is a party or for the purpose of collection and (ii) to the maximum extent permitted by applicable law, waives trial by jury in connection with any such litigation.

         15. REPAYMENT OR RECOVERY. If claim is ever made upon any Beneficiary for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations and any of the Beneficiaries repays all or part of said amount by



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reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such Beneficiary with any such claimant (including the original obligor), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any Guarantied Obligation or any security therefor, and each Guarantor shall be and remain liable to the aforesaid Beneficiary for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such Beneficiary.

         16. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement), each Guarantor agrees that each Beneficiary shall have a lien for all the liabilities of each Guarantor upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to such Beneficiary or otherwise in the possession or control of such Beneficiary (other than for safekeeping) for any purpose for the account or benefit of such Guarantor and including any balance of any deposit account or of any credit of such Guarantor with such Beneficiary, whether now existing or hereafter established, hereby authorizing each Beneficiary at any time or times with or without prior notice to apply such balances or any part thereof to such of the liabilities of such Guarantor to such Beneficiary then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this SECTION 16, all remittances and property shall be deemed to be in the possession of such Beneficiary as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         17. CREDIT AGREEMENT CONTROLS. In the event that any term of this Guaranty or of any other Loan Document (other than the Credit Agreement) conflicts with any term of the Credit Agreement, then the term of the Credit Agreement shall control.




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         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officers hereunto duly authorized as of the date first above written.

                                     AMERICAN GUARD AND ALERT,
                                       INCORPORATED
                                     DIVERSIFIED CORRECTIONAL SERVICES,
                                       INCORPORATED
                                     TITANIA ADVERTISING, INCORPORATED
                                     TITANIA INSURANCE COMPANY OF
                                       AMERICA
                                     TUHNEKCAW, INC.
                                     WACKENHUT AIRLINE SERVICES, INC.
                                     WACKENHUT EDUCATIONAL SERVICES, INC.
                                     WACKENHUT FINANCIAL, INC.
                                     WACKENHUT INTERNATIONAL, INCORPORATED
                                     WACKENHUT OF NEVADA, INC.
                                     WACKENHUT PUERTO RICO, INC.
                                     WACKENHUT SERVICES, INCORPORATED
                                     WACKENHUT SERVICES LIMITED
                                       LIABILITY COMPANY
                                     WACKENHUT SPORTS SECURITY, INC.
                                     WACKENHUT RESOURCES, INCORPORATED
                                     KING STAFFING, INC.
                                     SOUTHEASTERN RESOURCES, INC.
                                     WORKFORCE ALTERNATIVE, INC.
                                     KING TEMPORARY STAFFING, INC.
                                     WRI II, INC.
                                     PROFESSIONAL EMPLOYEE MANAGEMENT, INC.

WITNESS:

-----------------------              By:
                                        ---------------------------------------
                                     Name: Terry P. Mayotte
                                     Title: Treasurer
-----------------------
                                     Address: The Wackenhut Corporation
                                              4200 Wackenhut Drive, Suite 100
                                              Palm Beach Gardens, Florida 33410
                                              Telephone No. (305) 666-5656
                                              Telefacsimile No. (305) 662-7366


                             Signature Page 1 of 2
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                                             NATIONSBANK, NATIONAL ASSOCIATION,
                                             AS AGENT FOR THE LENDERS

WITNESS:

---------------------------                  By:
                                                -------------------------------
                                             Name: Johns Ellington
                                             Title: Vice President
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                              Signature Page 2 of 2